Exhibit 10.7

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) to that certain Securities Purchase Agreement dated January 31, 2020 (the “Purchase Agreement”) is made and entered into as of the date last written below (the “Effective Date”), by and among Athena Bitcoin Global (f/k/a GamePlan, Inc.), a Nevada corporation (“Company”), and KGPLA Holdings, LLC, a Delaware limited liability company (“Lead Investor”) on behalf of itself and other investors (collectively, the “Investors”). Company and the Investors are sometimes hereinafter referred to individually as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

RECITALS

WHEREAS, as of immediately prior to the Effective Date and pursuant to Section 9.10(a) of the Purchase Agreement, the Parties may amend the Purchase Agreement in a signed writing Investors holding at least a majority of the aggregate principal amount of all Convertible Debentures (which is held by Lead Investor), plus the affirmative written consent of Lead Investor, and the Parties desire to enter into this Amendment to amend certain terms of the Purchase Agreement, subject to Section 9.10(b).

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.                  Amendments to Purchase Agreement. The Purchase Agreement is hereby amended as follows:

A.                 Definitions in the Purchase Agreement. The following definitions as set forth in Article I (Definitions) of the Purchase Agreement are amended and replaced in their entirety to read as follows:

“Conversion Price” means $0.012 per share of the Issuer’s Common Stock, or the price calculated as follows, whichever results in the lower price:

(i)	with respect to a conversion pursuant to Section 2.01(c)(i)(1) (i.e., a Next Equity Financing conversion), the lesser of: (A) the product of (x) 100% less the Discount and (y) the lowest per share purchase price of the Equity Securities issued in the Next Equity Financing; and (B) the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the Next Equity Financing;

(ii)	with respect to a conversion pursuant to Section 2.01(c)(i)(2) (i.e., an IPO conversion), the lesser of: (A) the product of (x) 100% less the Discount and (y) the lowest per share purchase price of the Equity Securities issued as part of the IPO; and (B) ninety percent (90%) of the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing date of the Next Equity Financing;

(iii)	with respect to a conversion pursuant to Section 2.01(c)(i)(3) (i.e., a Corporate Transaction conversion), if a conversion is elected by Investor, the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing date of the Next Equity Financing;

(iv)	with respect to a conversion pursuant to Section 2.01(c)(ii)(1) (i.e., an optional Maturity Date conversion) or Section 2.01(c)(ii)(2) (i.e., an optional conversion at any time), the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing date of the Next Equity Financing.

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“Fully Diluted Capitalization” means the number of issued and outstanding shares of the Issuer’s capital stock immediately prior to the closing date of the Issuer’s Next Equity Financing, assuming: (i) the conversion or exercise of all of the Issuer’s outstanding convertible or exercisable securities, including shares of convertible preferred stock and all outstanding vested or unvested options or warrants to purchase the Issuer’s capital stock; and (ii) the issuance of all shares of the Issuer’s capital stock reserved and available for future issuance under any of the Issuer’s existing equity incentive plans or any equity incentive plan created or expanded in connection with the Next Equity Financing. Notwithstanding the foregoing, "Fully Diluted Capitalization" excludes: (y) (1) any convertible promissory notes, debentures or bonds issued by the Issuer and/or the Company, separately or combined together in one or more transactions, with an aggregate face value of $500,000.00 or less, and (2) the Convertible Debentures contemplated to be sold by the Issuer under this Agreement; and (z) any SAFEs or SAFTs issued by the Issuer, separately or combined together in one or more transactions, with an aggregate face value of $500,000.00 or less.

“Next Equity Financing” means the next sale (or series of related sales on substantially the same terms) by the Issuer of additional Equity Securities following the Agreement Date under an exemption from registration available under the rules promulgated under the Securities Act, from which the Company receives gross proceeds of not less than US$3,000,000.00 (excluding, for the avoidance of doubt, the aggregate principal amount of the Convertible Debentures); provided that, for clarification, this is not meant to include any actions or listing for trading on the OTC Markets.

B.                  Mandatory Conversion. The first sentence of Section 2(c)(i)(1) (Mandatory Conversion upon Next Equity Financing) of the Purchase Agreement is amended and replaced in its entirety to read as follows: “The principal balance and any unpaid accrued interest (if such interest is not paid in full by the Issuer concurrently with the conversion) on each Convertible Debenture of each Investor shall be converted into Conversion Securities upon the closing of the Next Equity Financing upon; provided, however, that no such Mandatory Conversion shall apply to the Lead Investor automatically and shall only apply to the Lead Investor upon its express written consent thereto upon receiving notice of such option from the Issuer at least five (5) days prior to the closing of the Next Equity Financing as contemplated hereunder.”

C.                  Prepayment of Convertible Debenture(s). Section 2.01(c)(v) is hereby amended and replaced in its entirety to read as follows: “(v) Prepayment of Convertible Debenture(s). The principal amount of Convertible Debenture(s) and any accrued and unpaid interest thereon, may be prepaid by the Issuer at any time without any penalty.”

2.                  Reaffirmation. Company (a) affirms all of its obligations under the Purchase Agreement and all Convertible Debentures issued thereunder and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection herewith do not operate to reduce or discharge the Company’s obligations thereunder.

3.                  No Other Amendment; Recitals. Except as modified by this Amendment, the Purchase Agreement shall remain in full force and effect in all respects without any modification. This Amendment shall be effective as to the Purchase Agreement as of the Effective Date. The preamble and recitals hereof are fully incorporated into this Amendment.

4.                  Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware, without regard conflict of laws principles that would result in the application of any law other than those of the State of Delaware.

5.                  Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be an original, and all of which shall be deemed one instrument, and counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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[SIGNATURE PAGE TO FIRST AMENDMENT TO PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

COMPANY

ATHENA BITCOIN GLOBAL

By: /s/ Eric Gravengaard
Name: Eric Gravengaard
Title: CEO
Date: 12-Jul-2021

LEAD INVESTOR

KGPLA HOLDINGS, LLC

By: /s/ Mike Komaransky
Name: Mike Komaransky
Title: Authorized Person
Date: 12-Jul-2021

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